Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 2, 2016 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2016. The Company reported net income of $11.8 million or $0.10 per diluted common share for the quarter. Normalized FFO for the three months ended September 30, 2016 totaled $0.39 per diluted common share.

Salient highlights include:

•	Normalized FFO for the third quarter grew 10.7% year-over-year to $45.1 million.

•	For the trailing twelve months ended September 30, 2016, same store revenue grew 4.1%, operating expenses increased 3.8%, and same store NOI grew 4.3%:

◦	Same store revenue per average occupied square foot increased 3.6%.

◦	Average same store occupancy increased to 89.9% from 89.4%.

•	Leasing activity totaled 561,000 square feet related to 173 leases:

◦	399,000 square feet of renewals

◦	162,000 square feet of new and expansion leases

◦	52,000 square feet of net absorption

•	Tenant improvement commitments for leases in second generation space at the multi-tenant properties were:

◦	$1.04 per square foot per lease-year for renewal leases in the third quarter, and $1.45 for the trailing twelve months

◦	$5.54 per square foot per lease-year for new tenant leases in the third quarter, and $4.16 for the trailing twelve months

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 2.8%, and contractual rent increases for leases commencing in the quarter will average 3.2%.

◦	Cash leasing spreads were 4.3% on 314,000 square feet renewed: 1% of square feet (<0% spread), 15% (0-3%), 57% (3-4%) and 27% (>4%).

◦	Tenant retention was 90.1%.

◦	The average yield on renewed leases increased 60 basis points.

•
In September 2016, the Company acquired a 100% leased, 87,000 square foot medical office building in Seattle, Washington for a purchase price of $53.1 million. The property is located on UW Medicine's Valley Medical Center campus and is adjacent to a 47,000 square foot medical office building the Company purchased in April.

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•
Also in September 2016, the Company acquired a 100% leased, 104,000 square foot medical office building in suburban Washington, D.C. for a purchase price of $45.2 million. The property is located on Inova Health System's Loudoun campus.

•
In October 2016, the Company purchased three on-campus medical office buildings totaling 143,000 square feet for a total purchase price of $46.0 million. Two properties on the University of Maryland Medical System's Upper Chesapeake Health Medical Center campus in Baltimore, Maryland are 92% leased, and the third, on Providence Health's Swedish Edmonds campus in Seattle, Washington, is 96% leased.

•	In October 2016, the Company sold two medical office buildings totaling 116,000 square feet for $23.9 million.

•	On July 5, 2016, the Company completed the sale of 9.2 million shares of common stock for net proceeds of approximately $304.6 million to fund investment activity and repay indebtedness.

•
In July 2016, the Company renewed its $700 million unsecured credit facility. The new credit facility includes 14 banks and matures in July 2020 with options to extend the facility for an additional year.

•	In July 2016, S&P Global Ratings upgraded the Company's senior unsecured debt rating to BBB.

•	A dividend of $0.30 per common share was declared, which is equal to 76.9% of normalized FFO per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of September 30, 2016, the Company had investments of approximately $3.5 billion in 202 real estate properties in 29 states totaling approximately 14.5 million square feet. The Company provided leasing and property management services to approximately 10.1 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	9/30/2016	12/31/2015
Land	$206,647	$198,585
Buildings, improvements and lease intangibles	3,322,293	3,135,893
Personal property	10,124	9,954
Construction in progress	45,734	19,024
Land held for development	17,438	17,452
Total real estate properties	3,602,236	3,380,908
Less accumulated depreciation and amortization	(835,276)	(761,926)
Total real estate properties, net	2,766,960	2,618,982
Cash and cash equivalents	12,649	4,102
Assets held for sale and discontinued operations, net	14,732	724
Other assets, net	197,380	186,416
Total assets	$2,991,721	$2,810,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,239,062	$1,424,992
Accounts payable and accrued liabilities	71,052	75,489
Liabilities of properties held for sale and discontinued operations	572	33
Other liabilities	46,441	66,963
Total liabilities	1,357,127	1,567,477
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 115,878 and 101,517 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,160	1,015
Additional paid-in capital	2,916,816	2,461,376
Accumulated other comprehensive income	(1,443)	(1,569)
Cumulative net income attributable to common stockholders	942,819	909,685
Cumulative dividends	(2,224,758)	(2,127,760)
Total stockholders' equity	1,634,594	1,242,747
Total liabilities and stockholders' equity	$2,991,721	$2,810,224

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Rental income	$102,534	$95,383	$302,746	$285,867
Mortgage interest	—	29	—	91
Other operating	1,125	1,313	3,576	3,931
	103,659	96,725	306,322	289,889
Expenses
Property operating	37,504	35,247	109,173	103,437
General and administrative	8,724	6,258	27,098	19,709
Depreciation	29,273	26,571	85,494	79,511
Amortization	2,712	2,386	8,174	7,528
Bad debts, net of recoveries	(47)	(21)	(8)	(202)
	78,166	70,441	229,931	209,983
Other Income (Expense)
Gain on sales of real estate assets	—	5,915	1	47,464
Interest expense	(13,759)	(15,113)	(43,512)	(50,649)
Loss on extinguishment of debt	—	—	—	(27,998)
Pension termination	—	—	(4)	(5,260)
Impairment of real estate assets	—	(310)	—	(3,638)
Impairment of internally-developed software	—	—	—	(654)
Interest and other income, net	123	72	301	311
	(13,636)	(9,436)	(43,214)	(40,424)

Income From Continuing Operations	11,857	16,848	33,177	39,482

Discontinued Operations
Income (loss) from discontinued operations	(23)	61	(50)	725
Gain on sales of real estate properties	—	10,571	7	10,571
Income (Loss) From Discontinued Operations	(23)	10,632	(43)	11,296

Net Income	$11,834	$27,480	$33,134	$50,778
Basic Earnings Per Common Share:
Income from continuing operations	$0.10	$0.17	$0.31	$0.40
Discontinued operations	0.00	0.11	0.00	0.11
Net income	$0.10	$0.28	$0.31	$0.51
Diluted Earnings Per Common Share:
Income from continuing operations	$0.10	$0.17	$0.31	$0.40
Discontinued operations	0.00	0.10	0.00	0.11
Net income	$0.10	$0.27	$0.31	$0.51
Weighted Average Common Shares Outstanding—Basic	114,152	99,337	106,552	98,994
Weighted Average Common Shares Outstanding—Diluted	115,052	99,997	107,366	99,694

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1)
(amounts in thousands, except per share data)
(Unaudited)

Non-GAAP Measures
Management considers funds from operations ("FFO"), FFO per share, normalized FFO, and normalized FFO per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

Three Months Ended September 30,
	2016	2015
Net Income	$11,834	$27,480
Gain on sales of real estate properties	—	(16,486)
Impairments of real estate assets	—	310
Real estate depreciation and amortization	32,557	29,317
Total adjustments	32,557	13,141
Funds From Operations	$44,391	$40,621
Acquisition costs	649	121
Write-off of deferred financing costs upon amendment of line of credit facility	81	—
Normalized Funds From Operations	$45,121	$40,742
Funds from Operations per Common Share—Diluted	$0.39	$0.41
Normalized Funds From Operations Per Common Share—Diluted	$0.39	$0.41
FFO Weighted Average Common Shares Outstanding	115,052	99,997

(1)
FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

Management believes FFO, FFO per share, Normalized FFO, and Normalized FFO per share provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, and Normalized FFO per share can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. However, these measures do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, FFO per share, Normalized FFO, and Normalized FFO per share should not be considered as an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of liquidity.

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